UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 24, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

SFBC International, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01

Entry Into a Material Definitive Agreement.

As described below, in connection with the appointment of John Hamill to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of PharmaNet Development Group, Inc. (“PDGI” or the “Company”), on August 24, 2006, the Compensation Committee of PDGI negotiated and approved the terms of a new employment agreement for Mr. Hamill. The employment agreement will be effective as of August 24, 2006 for a term of 3 years. The other material terms of the employment agreement are as follows:

Annual Base Salary:	Base annual salary of $375,000, which shall be adjusted annually by the greater of the Consumer Pricing Index or 4%;
Long-Term Incentive:

Mr. Hamill shall be eligible to receive annual grants of Restricted Stock Units. He shall receive an immediate grant of 21,000 Restricted Stock Units which shall vest in equal increments on December 31st and June 30th over three (3) years and an immediate grant of 25,000 Restricted Stock Units which vests only if the Company meets or exceeds the 2008 non-GAAP targets as established by the Company’s Compensation Committee;

Perquisites:

Mr. Hamill shall be entitled to perquisites selected by him, up to a limit of $25,000 per each calendar year during the term, and PDGI shall reimburse him for income taxes incurred from the perquisites at the effective tax rate of 35% plus applicable state and local taxes, if any. Perquisites shall not include benefits generally available to all other PDGI employees; and

Severance:	24 months severance if terminated without cause or for good reason or due to a change in control of PDGI.

The Compensation Committee and Mr. Hamill continue to negotiate the remaining legal and non-material terms of his employment agreement, and the employment agreement will be filed as an exhibit to a Form 8-K or to PDGI’s next Form 10-Q once it is finalized and executed by PDGI and Mr. Hamill.

In addition, as described below, in connection with the appointment of Dr. Thomas J. Newman to serve as Executive Vice President, Late Stage Development of PDGI, on August 24, 2006, the Compensation Committee of PDGI determined that Dr. Newman is entitled to receive an immediate grant of 10,000 Restricted Stock Units which shall vest on December 31st and June 30th over three (3) years. Dr. Newman originally entered into an employment agreement with the Company on November 2, 2004. The effective date of that agreement was December 22, 2004 (the “PharmaNet Acquisition Date”) and the agreement is for a term of 3 years. Under the terms of this employment agreement, Dr. Newman is entitled to receive (i) an annual base salary of $375,000, which shall be adjusted annually by the greater of the Consumer Pricing Index or 4%. (the salary was increased to $475,000 in connection with his promotion  to Executive Vice President, Chief Operating Officer of PharmaNet effective January 1, 2006); (ii) a monthly car allowance of $1,000; (iii) participation in the Company’s incentive plans; (iv) 12 months of severance in connection with a termination of employment upon certain events or 24 months upon termination due to a change in control; and (v) an option to purchase 30,000 shares of the Company’s common stock with such options vesting each June 30th and December 31st (these options were cancelled in March, 2006 when Dr. Newman was granted 25,000 restricted shares), with an additional option to purchase 10,000 shares of the Company’s common stock on the second and third anniversary of the PharmaNet Acquisition Date. Dr. Newman’s employment agreement is attached hereto as Exhibit 10.1 to this Form 8-K.

While the above are the present terms of Dr. Newman’s employment agreement, it is anticipated that the Compensation Committee and Dr. Newman will negotiate a new employment agreement in the near future. When the material terms of this employment agreement are established, they will be disclosed in a Form 8-K or PDGI’s next Form 10-Q. The entire employment agreement will be filed as an exhibit to a Form 8-K or to PDGI’s next Form 10-Q once it is finalized and executed by PDGI and Dr. Newman.

Finally, as described below, David Natan, who previously served as our Vice President, Chief Financial Officer, Treasurer and Secretary will now be the Company’s Executive Vice President of Reporting and Analysis, Chief Accounting Officer and Assistant Secretary. The Compensation Committee decided to amend the terms of his current employment in connection with this new position. The amended terms of the employment agreement are effective as of August 24, 2006 and for a term of 3 years. The other material terms of the employment agreement are as follows:

Annual Base Salary:	Base annual salary of $356,000 which shall be adjusted annually by the greater of the Consumer pricing Index or 4%;

Additional Compensation

Mr. Natan shall receive payment of $80,000 (in lieu of waiving the termination clause in existing agreement) $40,000 of which shall be payable immediately and $40,000 of which shall be payable
February 24, 2007; and

Severance:	24 months termination without cause or for good reason.

Mr. Natan’s employment agreement will be filed as an exhibit to a Form 8-K or to PDGI’s next Form 10-Q once it is finalized and executed by PDGI and Mr. Natan.

In addition, as previously disclosed, in accordance with the Company’s 2006 compensation for non-employee directors, on August 24, 2006 the Company issued to each non-employee director $125,000 worth of the Company’s Restricted Stock Units which amount is based upon the Company’s closing stock price on August 24, 2006 of $17.25. In addition, as previously described, the Company also issued $62,500 worth of Restricted Stock Units to the Chairman of the Board of Directors as consideration for serving in that capacity. As such, each non-employee director is entitled to receive 7,246 Restricted Stock Units, which shall vest in equal increments on December 31st and the date of the Company’s next annual meeting. Our Chairman will receive an additional 3,768 Restricted Stock Units which shall have the same vesting schedule.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2006, PDGI notified Mr. Natan that he is being appointed to serve as the Company’s Executive Vice President of Reporting and Analysis, Chief Accounting Officer and Assistant Secretary. Mr. Natan accepted the appointment by the Board of Directors (the “Board”) effective August 24, 2006. Mr. Natan had served as the Company’s Chief Financial Officer, Treasurer and Secretary since March 2002.

On August 24, 2006, the Board appointed Mr. John Hamill to replace Mr. David Natan to serve as the Company’s new Chief Financial Officer, Treasurer and Secretary. Mr. Hamill’s position as Chief Financial Officer, Treasurer and Secretary commenced August 24, 2006. Mr. Hamill is 42 years old.

Mr. Hamill was, and continues to serve as Sr. Vice President, Chief Financial Officer of PharmaNet Development Group Inc.’s subsidiary, PharmaNet, Inc, having served in that capacity since January, 2006. Prior to becoming Sr. Vice President, Chief Financial Officer, Mr. Hamill was Vice President, Chief Financial Officer from September, 2004, Vice President, Finance from January 2004, and Corporate Controller from July, 2001. Prior to joining PharmaNet, Inc., Mr. Hamill held the titles of Vice President and Interim CFO and Corporate Controller for Omnicare Clinical Research, Inc. from 1998 until 2001. Mr. Hamill also served as Manager, Finance and Administration with Rhone-Poulenc from 1997 until 1998 and was Manager, Corporate Financial Reporting with Freedom Chemical Company from 1994 until 1997.

On August 24, 2006, the Board appointed Dr. Thomas J. Newman to serve as the Company’s new Executive Vice President, Late Stage Development. Dr. Newman’s position as Executive Vice President, Late Stage Development commenced August 24, 2006. Dr. Newman is 57 years old.

Dr. Newman was, and continues to serve as Executive Vice President and Chief Operating Officer of PharmaNet Development Group Inc.’s subsidiary, PharmaNet, Inc, having served in that capacity since January 2006. He joined PharmaNet as Senior Vice President of Operations in 1998. Prior to joining PharmaNet, Inc., Dr. Newman was Vice President of Clinical Research at Covance, Inc., having worked at Covance, Inc. since 1992. Dr. Newman also worked for Bristol-Myers Squibb from 1980 until 1992 where he worked on the development of a variety of cardiovascular, anti-infective, and diagnostic products.

Item 7.01.

Regulation FD Disclosure.

On August 28, 2006, the Company issued a press release announcing that the Company had changed its name from SFBC International, Inc. to PharmaNet Development Group, Inc. and appointed two new executive officers as described above, as well as other updates from its annual meeting. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.

Financial Statement and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between PharmaNet, Inc. and Dr. Thomas J. Newman dated November 2, 2004.
99.1	Press Release dated August 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 28, 2006

SFBC INTERNATIONAL, INC.
By:	/s/ JEFFREY P. MCMULLEN
Name: Jeffrey P. McMullen
Title: President and Chief Executive Officer

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